UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 2008

USR Technology, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20333 State Hwy. 249, Suite 200, Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (281) 378-8929

Heritage Explorations, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 20, 2008, John L. Ogden resigned as President of our company and was appointed as Chairman of our Company.  As a result, we appointed J. David LaPrade as our President and as a member of our board of directors.

J. David LaPrade

J. David LaPrade has over 27 years experience in the oil and gas industry.  Since 1990 he has been actively involved in the development and commercialization of Ultra-Short Radius Drilling (USRD), planning and executing more than 200 USRD wells in the US, Oman, India and Turkey.  In 2000 he moved to Oman to manage the first USRD contract outside of the US.

Mr. LaPrade has published numerous articles concerning USRD and spoken before dozens of organizations worldwide concerning its application.  Since 2005 Mr. LaPrade was general manager of Well-Flow Drilling Services based in Mumbai India. Prior to this he was an owner and officer in Direxco (1992-94), Horizontal Ventures, Inc. (1994-98) and Torch Drilling Services and Torch International (1998-2004).  Prior to his involvement in USRD technology he owned and operated oil and gas properties in Texas, Oklahoma and Kansas which comprised more than 100 wells and owned non-operated interests in more than 220 wells in the Mid-Continent region of the US.

In addition to his horizontal drilling experience, Mr. LaPrade has been involved in the drilling of numerous conventional wells, operations of a gas gathering system and processing plant and day to day field operations including remedial workovers and well maintenance.  Mr. LaPrade holds a Bachelor of Science Degree in Business Administration from Southern Methodist University in Dallas, Texas.

Family Relationships

There are no family relationships with J. David LaPrade or any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, J. David LaPrade has had or will have a direct or indirect material interest.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 26, 2008, we changed our name to USR Technology, Inc. by way of a merger with our wholly owned subsidiary USR Technology, Inc., which was formed solely for the change of name.

Item 7.01	Regulation FD Disclosure

The merger and change of name became effective with the Over-the-Counter Bulletin Board at the opening for trading on June 26, 2008 under the new stock symbol “USRT”.  Our new CUSIP number is 903406 106.

Item 9.01	Financial Statements and Exhibits.

3.1	Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USR TECHNOLOGY, INC.

/s/ J. David LaPrade
J. David LaPrade
President

Date June 26, 2008